UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 28, 2022

EzFill Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-40809	83-4260623
(Commission File Number)	(IRS Employer Identification No.)

2999 NE 191st Street, Suite 500, Aventura, Florida 33180

(Address of Principal Executive Offices)

305-791-1169

(Registrant’s Telephone Number, Including Area Code)

 2125 Biscayne Blvd, Miami, FL 33137

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001	EZFL	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On January 28, 2022, EzFill Holdings, Inc. (the “Company”) executed a Separation Agreement and Release (the “Separation Agreement”) and a Non-Independent Board Member Letter of Agreement (the “Letter Agreement”) with Ms. Cheryl Hanrehan. See Item 5.02 below for additional information.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on a Form 8-K that was filed with the Securities and Exchange Commission on January 18, 2022 (the “8-K”), on January 17, 2022, Cheryl Hanrehan resigned as the Company’s Chief Operating Officer. On January 28, 2022 the Company executed a Separation Agreement and Release (the “Separation Agreement”) with Ms. Hanrehan relating to her resignation. Pursuant to the Separation Agreement, Ms. Hanrehan’s last day of employment with the Company was January 28, 2022. The Separation Agreement may be revoked until the seventh day after execution, and thus is not binding upon the parties until February 4, 2022. Upon the eighth day following the execution of the Separation Agreement, the Company shall pay Ms. Hanrehan a separation payment of $118,125 (minus applicable tax withholding and deductions). Additionally, her 2021 equity bonus of 22,321 shares and 125,951 options immediately vested.

As previously reported in the 8-K, Ms. Hanrehan will continue to serve as a member of the Company’s board of directors. In connection with her continued service as a board member, the Company and Ms. Hanrehan entered into a Non-Independent Board Member Letter of Agreement dated January 28, 2022   (the “Letter Agreement”). Pursuant to this Letter Agreement, Ms. Hanrehan will be compensated according to approval by the Company’s Compensation Committee and in accordance with the current board compensation structure, Ms. Hanrehan will be entitled to a director fee of $40,000 prorated for the period as a director in 2022 plus meeting attendance fees. If Ms. Hanrehan is nominated and elected at the upcoming 2022 shareholder meeting she will be entitled to a shares with a value of $60,000, that will vest in 12 months or one day before the following year’s annual meeting, whichever is sooner.

The foregoing description of the terms of the Separation Agreement and Letter Agreement do not purport to be a complete description and are qualified in their entirety by reference to the Separation Agreement and Letter Agreement, which are attached hereto as Exhibit 10.1 and Exhibit 10.2 and are incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Separation Agreement and Release
10.2	Non-Independent Board Member Letter of Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2022

EZFILL HOLDINGS, INC.

/s/ Arthur Levine
Arthur Levine
Chief Financial Officer